EXHIBIT 99.2

AUSTIN CHALK PETROLEUM SERVICES, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2012 AND 2011

AUSTIN CHALK PETROLEUM SERVICES, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

C O N T E N T S

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Austin Chalk Petroleum Services, Inc.:

We have audited the accompanying balance sheet of Austin Chalk Petroleum Services, Inc. (the “Company”) as of December 31, 2012, and of its Predecessor (as defined in Note A to the financial statements) as of December 31, 2011, and the related statements of income, stockholder’s equity, and cash flows of the Company for the period from October 27, 2012 through December 31, 2012, and of the Predecessor for the period from January 1, 2012 through October 26, 2012 and the year ended December 31, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and of its Predecessor as of December 31, 2011, and the results of operations and cash flows of the Company for the period from October 27, 2012 through December 31, 2012 and of its predecessor for the period from January 1, 2012 through October 26, 2012 and the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ UHY LLP
Houston, Texas
April 9, 2013

AUSTIN CHALK PETROLEUM SERVICES, INC.
BALANCE SHEETS

	December 31,
	2012	2011
		Predecessor
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$89,656	$1,768,938
Accounts receivable, net of allowance for doubtful
accounts of $12,686 at December 31, 2012 and 2011	4,490,906	2,269,448
Prepaid expenses and other current assets	298,174	43,826
TOTAL CURRENT ASSETS	4,878,736	4,082,212

PROPERTY AND EQUIPMENT, net	13,843,141	3,511,793

GOODWILL	8,243,392	-

INTANGIBLE ASSETS, net	4,642,588	-

TOTAL ASSETS	$31,607,857	$7,594,005

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Current portion of long-term debt	$-	$151,000
Accounts payable	599,630	63,619
Accounts payable - affiliates	1,386,490	-
Accrued expenses	679,077	324,912
Income taxes payable	-	504,490
Deferred income tax liability	280,563	-
TOTAL CURRENT LIABILITIES	2,945,760	1,044,021

LONG-TERM DEBT, net of current portion	-	284,226

DEFERRED INCOME TAX LIABILITY	6,067,693	-

TOTAL LIABILITIES	9,013,453	1,328,247

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY
Common stock	1,000	1,000
Additional paid-in capital	21,789,000	-
Retained earnings	804,404	6,264,758
TOTAL STOCKHOLDER’S EQUITY	22,594,404	6,265,758

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$31,607,857	$7,594,005

AUSTIN CHALK PETROLEUM SERVICES, INC.
STATEMENTS OF INCOME

		Predecessor
	October 27	January 1
	through	through	Year Ended
	December 31,	October 26,	December 31,
	2012	2012	2011

REVENUE	$3,509,697	$12,436,406	$7,380,381

COST OF REVENUES	1,061,018	2,646,784	1,554,663

GROSS PROFIT	2,448,679	9,789,622	5,825,718

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,190,360	4,316,318	3,166,327

INCOME FROM OPERATIONS	1,258,319	5,473,304	2,659,391

OTHER (EXPENSE) INCOME
Interest income	-	1,555	2,305
Interest expense	-	(29,802)	(926)
Other income	(123)	49,138	-
TOTAL OTHER (EXPENSE) INCOME	(123)	20,891	1,379

INCOME BEFORE INCOME TAXES	1,258,196	5,494,195	2,660,770

INCOME TAX EXPENSE	453,792	-	-

NET INCOME	$804,404	$5,494,195	$2,660,770

AUSTIN CHALK PETROLEUM SERVICES, INC.
STATEMENTS OF STOCKHOLDER’S EQUITY
PERIOD FROM OCTOBER 27 THROUGH DECEMBER 31, 2012, PERIOD FROM JANUARY 1
THROUGH OCTOBER 26, 2012, AND YEAR ENDED DECEMBER 31, 2011 (Predecessor)

		Additional
	Common	Paid-in	Retained
	Stock	Capital	Earnings	Total

Balance at January 1, 2011	$1,000	$-	$3,846,665	$3,847,665

Distributions	-	-	(242,677)	(242,677)

Net income	-	-	2,660,770	2,660,770

Balance at December 31, 2011	1,000	-	6,264,758	6,265,758

Distributions	-	-	(3,565,325)	(3,565,325)

Net income	-	-	5,494,195	5,494,195

Balance at October 26, 2012	1,000	-	8,193,628	8,194,628

Change in control	(1,000)	-	(8,193,628)	(8,194,628)

Effect of change in control	1,000	21,789,000	-	21,790,000

Net income	-	-	804,404	804,404

Balance at December 31, 2012	$1,000	$21,789,000	$804,404	$22,594,404

AUSTIN CHALK PETROLEUM SERVICES, INC.
STATEMENTS OF CASH FLOWS

		Predecessor
	October 27	January 1
	through	through	Year Ended
	December 31,	October 26,	December 31,
	2012	2012	2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$804,404	$5,494,195	$2,660,770
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	458,627	805,307	538,499
Deferred tax benefit	(101,131)	-	-
Bad debt expense	-	-	(39,173)
Changes in operating assets and liabilities:
Accounts receivable	(926,390)	(1,924,635)	(986,680)
Prepaid expenses and other current assets	(249,098)	(5,254)	21,556
Accounts payable	(494,064)	775,346	37,519
Accounts payable - affiliates	866,803	-	-
Accrued expenses	123,566	310,211	151,570
Income taxes payable	-	(504,490)	-
NET CASH PROVIDED BY OPERATING
ACTIVITIES	482,717	4,950,680	2,384,061

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(451,262)	(2,660,866)	(2,237,045)
NET CASH USED IN INVESTING
ACTIVITIES	(451,262)	(2,660,866)	(2,237,045)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	-	-	765,147
Repayments of long-term debt	-	(435,226)	(329,921)
Distribution to stockholder	-	(3,565,325)	(158,463)
NET CASH (USED IN) PROVIDED BY
FINANCING ACTIVITIES	-	(4,000,551)	276,763

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	31,455	(1,710,737)	423,779

CASH AND CASH EQUIVALENTS,
beginning of period	58,201	1,768,938	1,345,159

CASH AND CASH EQUIVALENTS,
end of period	$89,656	$58,201	$1,768,938

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$-	$29,802	$5,124

Taxes paid	$-	$504,490	$-

Shareholder receivable converted to a distribution	$-	$-	$84,214

NON-CASH INVESTMENT ACTIVITIES
Net assets acquired in change in control transaction	$21,790,000	$-	$-

See accompanying notes to financial statements.

AUSTIN CHALK PETROLEUM SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE A - NATURE OF OPERATIONS

Austin Chalk Petroleum Services Inc. (“ACPS” or the “Company”), a Texas C Corporation, is a provider of high performance explosion resistant rental equipment and quality assurance services for land-based horizontal drilling.  In addition ACPS offers an inventory of surface rental equipment as well as roustabout services which are responsible for delivery of equipment and rig-up on well sides.

On October 26, 2012, the Company was acquired by Aly Energy Services Inc. (“Aly” or the “parent”).  See further discussion on the acquisition in Note C.  At the time of acquisition, the Company converted from an S Corporation to a C Corporation.

For the purpose of these financial statements the historical financial position and results of operations, cash flows, and changes in equity have been included and are considered to be that of the Predecessor entity.  Unless the context requires otherwise, references to the “Company” are intended to mean and included the businesses and operations of the Predecessor for the dates prior to October 26, 2012 and to the business and operations of Austin Chalk Petroleum Services for the dates after to October 26, 2012.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:  The Company provides rental equipment, oilfield services and drilling services to its customers at per-day contractual rates.  Revenue is recognized when it is realized or realizable and earned.

Financial Instruments:  Financial instruments consist of cash and cash equivalents, accounts receivable and payable, and debt.  The carrying value of cash and cash equivalents and accounts receivable and payable approximate fair value due to their short-term nature.

Cash and Cash Equivalents:  For purposes of the consolidated statement of cash flows, cash is defined as cash on-hand and balances in operating bank accounts, amounts due from depository institutions, interest-bearing and deposits in other banks, and money market accounts.  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Property, Plant and Equipment:  Property, plant and equipment are recorded at cost less accumulated depreciation. Maintenance and repairs, which do not improve or extend the life of the related assets, are charged to expense when incurred.  Refurbishments and renewals are capitalized when the value of the equipment is enhanced for an extended period. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operating income.

AUSTIN CHALK PETROLEUM SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The cost of property and equipment currently in service is depreciated, on a straight-line basis, over the estimated useful lives of the related assets, which range from seven to 39 years.  Major classifications of property, plant and equipment and their respective useful lives are as follows:

			Predecessor
		As of	As of
	Estimated	December 31,	December 31,
	Useful Lives	2012	2011

Building and leasehold improvements	10 - 39 years	$443,514	$434,595
Vehicles and trailers	5 - 7 years	1,335,007	844,163
Office furniture, fixtures and equipment	5 - 7 years	10,817	16,804
Machinery and equipment	7 years	12,345,662	3,951,356
		14,135,000	5,246,918
Less: accumulated depreciation		(371,615)	(1,735,125)
		13,763,385	3,511,793
Assets not yet placed in service		79,756	-

Property, plant and equipment, net		$13,843,141	$3,511,793

Depreciation expense for the period from October 27 through December 31, 2012, the period from January 1 through October 26, 2012, and for the year ended December 31, 2011 was $371,615, $805,307 and $538,499, respectively.

Goodwill, Intangible Assets and Amortization: Goodwill is not amortized, but instead is analyzed on a qualitative basis for indicators of impairment at least annually. To the extent it is determined that the probability of the fair value of the Company’s reporting unit exceeding the carrying value of the reporting unit is 50% or lower (“more-likely-than-not” threshold), then the Company would proceed to the two-step impairment test as defined in Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 350, Intangibles – Goodwill and Other, as amended in September 2011. For the year ended December 31, 2012, based on a qualitative analysis, the Company determined that the fair value of its reporting units more-likely-than-not exceeded the carrying value of the reporting unit and therefore, the two-step impairment test was not performed.

Intangible assets with finite useful lives are amortized either on a straight-line basis over the asset’s estimated useful life or on a basis that reflects the pattern in which the economic benefits of the intangible assets are realized.

AUSTIN CHALK PETROLEUM SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible assets consist of the following:

	Amortization	As of December 31,
	Period	2012	2011

Customer relationships	10 years	$3,141,000	$-
Trade name	10 years	1,097,500	-
Non-compete	5 years	491,100	-
		4,729,600	-
Less: accumulated amortization		(87,012)	-

Intangible assets, net		$4,642,588	$-

Total amortization expense for the period ended December 31, 2012 totaled $87,012.

Estimated amortization expense for the next five years and thereafter is as follows:

Years Ending December 31,

2013	$522,070
2014	522,070
2015	522,070
2016	522,070
2017	505,700
Thereafter	2,048,608

$4,642,588

Impairment of Long-Lived Assets: Long-lived assets, which include property, plant and equipment, and intangible assets with finite lives, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recorded in the period in which it is determined that the carrying amount is not recoverable. The determination of recoverability is made based upon the estimated undiscounted future net cash flows, excluding interest expense. The impairment loss is determined by comparing the fair value with the carrying value of the related assets. No impairment loss has been recognized for the period from October 27 through December 31, 2012 the period from January 1 through October 26, 2012, or for the year ended December 31, 2011.

Accounts Receivable and Allowance for Doubtful Accounts:  Accounts receivable are stated at the amount billed to customers and are ordinarily due upon receipt.  The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information and existing economic conditions.  Provisions for doubtful accounts are recorded when it is deemed probable that the customer will not make the required payments at either the contractual due dates or in the future.  At December 31, 2012 and 2011, the allowance for doubtful accounts totaled $12,686.

AUSTIN CHALK PETROLEUM SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk: Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents and accounts receivable. The Company maintains cash with one financial institution which, at times, exceed federally insured limits. The Company monitors the financial condition of the banks and has experienced no losses associated with the accounts. The Company is not party to any financial instruments which would have off-balance sheet credit or interest rate risk.

Income Taxes: Income taxes are provided for the tax effects of transactions reported in financial statements and consist of taxes currently due plus deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities.

The components of the deferred tax assets and liabilities are individually classified as current and non-current based on balance sheet classification of the items on which those temporary differences arose. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.
The Company is subject to the Texas Margin Tax, which is determined by applying a tax rate to a base that considers both revenue and expenses and therefore has the characteristics of an income tax.

The Company follows guidance issued by the Financial Accounting Standards Board (“FASB”) in accounting for uncertainty in income taxes. This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions. Each income tax position is assessed using a two-step process. A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities. If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement. The Company had no uncertain tax positions as of December 31, 2012.
The Company records income tax related interest and penalties, if applicable, as a component of the provision for income tax expense. However, there were no amounts recognized relating to interest and penalties in the statement of income for the period from October 27, 2012 through December 31, 2012. None of the Company’s federal or state income tax returns are currently under examination by the Internal Revenue Service (“IRS”) or state authorities. However, fiscal year 2009 and later remain subject to examination by the IRS and respective state authorities. The Company believes that there are no tax positions taken or expected to be taken that would significantly increase or decrease unrecognized tax benefits within 12 months of the reporting date.

The Company is included in the consolidated tax return of Aly.

AUSTIN CHALK PETROLEUM SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Predecessor was an S Corporation and in lieu of corporate income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the company’s taxable income. Therefore, no provision or liability for federal income taxes was has been included in the Predecessor’s financial statements. However, the Predecessor was subject to federal income taxes on the “built-in-gains” recognized on the disposition of assets existing at January 1, 2008, the date the Predecessor elected the S Corporation status. The Predecessor filed an amended 2008 federal income tax return in 2012 prior to the acquisition and paid built-in-gains taxes of $504,490.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements: In July 2012, the FASB issued ASU No. 2012-02, Intangibles - Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. This ASU states that an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Codification Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill.

Under the guidance in this ASU, an entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period.

The amendments in this ASU are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012 and early adoption is permitted. The Company elected to early adopt this ASU for the year ending December 31, 2012. The adoption of this update did not have an impact on the Company’s consolidated financial statements.

Subsequent Events: The Company evaluated all activity through April 9, 2013, the date the financial statements were available for issuance, and concluded that no subsequent events have occurred that would require recognition in the financial statements or disclosures in the notes to the financial statements.

AUSTIN CHALK PETROLEUM SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE C - CHANGE IN CONTROL

On October 27, 2012, the Company was acquired by Aly Energy Services Inc. (“Aly”) for total consideration of approximately $21.7 million, net of cash acquired of approximately $58,000. The change in control was accounted for using the acquisition method of accounting. As a result, at the date of the acquisition the purchase price was allocated to the net assets acquired upon their estimated value, as follows:

Current assets	$3,671,793
Property and equipment	13,763,494
Goodwill	8,243,392
Other intangible assets	4,729,600
Total assets acquired	30,408,279

Current liabilities	2,168,892
Deferred tax liabilities	6,449,387
Total liabilities assumed	8,618,279

Net assets acquired	$21,790,000

Other intangible assets have a total value of $4.7 million with a weighted average amortization period of 9 years. Other intangible assets consist of customer relationships of $3.1 million, amortizable over 10 years, trade name of $1.1 million, amortizable over 10 years, and a non-compete agreement of $0.5 million, amortizable over 5 years. The amount allocated to goodwill represents the excess of the purchase price over the fair value of the net assets acquired.

NOTE D - LONG-TERM DEBT

Long-term debt consists of the following:

		Predecessor
	December 31,	December 31,
	2012	2011

Note payable to a bank in monthly installments of $12,583 plus interest at prime plus 3.43%, maturing November 10, 2014. Certain property of the Company serves as collateral for the note payable. The note was repaid early by the Predecessor.	$-	$435,226

Line of credit payable to a bank with maximum borrowings of $250,000, interest payable monthly at prime plus 0.25%, callable at the Lender's discretion. No borrowings were outstanding at December 31, 2011. The line of credit is guaranteed by an affiliate. The line of credit was cancelled in connection with the change in control.	-	-
	-	435,226
Less: current portion	-	151,000

	$-	$284,226

AUSTIN CHALK PETROLEUM SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE E - INCOME TAXES

For the period from October 27 through December 31, 2012, the provision for income tax expense consists of the following:

Current provision:
Federal	$529,923
State	25,000
Total current provision	554,923

Deferred benefit:
Federal	(101,131)
Total deferred benefit	(101,131)

Provision for income taxes	$453,792

The following table reconciles the statutory tax rates of the Company’s effective tax rate for the period from October 27, 2012 through December 31, 2012:

Federal statutory rate	34.00%
State taxes, net of federal benefit	1.31%
Other	0.76%

Effective income tax rate	36.07%

As of December 31, 202, the significant components of deferred tax liabilities are as follows:

Deferred tax liability - current	$280,563

Deferred tax liability - long-term	6,067,693

Total	$6,348,256

The Company’s deferred tax liabilities as of December 31, 2012 consist of the following:

Property, plant and equipment	$4,130,845
Intangible assets	1,578,480
Cash to accrual adjustment	537,552
Prepaid assets	101,379

Total deferred tax liabilities	$6,348,256

AUSTIN CHALK PETROLEUM SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2012 AND 2011

NOTE F - SIGNIFICANT CUSTOMERS

For the year ended December 31, 2012, a substantial portion of the Company’s revenue was derived from two customers with revenues totaling approximately $11.1 million. Amounts due from these customers included in accounts receivable in the balance sheet at December 31, 2012 are approximately $3,262,000.

During the year ended December 31, 2011, a substantial portion of the Company’s revenue was derived from one customer with revenues totaling approximately $3,414,000. Amounts due from this customer included in accounts receivable in the balance sheet at December 31, 2011 are approximately $1,180,000.

NOTE G - COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

The Company leases land and other facilities from an affiliate and leases equipment from non-affiliates, which expire through 2014. Future minimum payments under all non-cancelable operating leases greater than one year as of December 31, 2012 are as follows:

Period Ending December 31,

2013	$71,000
2014	59,000

$130,000

Rent expense for the period from October 27 through December 31, 2012, the period from January 1, 2012 through October 26, 2012, and for the year ended December 31, 2011 totaled approximately $72,000, $66,000 and $49,000, respectively, of which approximately $8,000, $40,000 and $24,000 was paid to an affiliate for the period from October 27 through December 31, 2012, the period from January 1, 2012 through October 26, 2012, and for the year ended December 31, 2011, respectively.

The Company has related party payables due to Aly in the amount of $866,803 as of December 31, 2012 of which $554,923 relates to federal income taxes payable that will be paid by Aly in its consolidated tax return.

The Company has a related party payable to the Predecessor owner in the amount of $519,687 as of December 31, 2012.

The Company is subject to certain claims arising in the ordinary course of business. Management does not believe that any claims will have a material adverse effect on the Company’s financial position or results of operations.